Exhibit 99.1

Silexion Therapeutics Announces Pricing of $5.0 Million Public Offering

Cayman Islands, January 15, 2025 -- Silexion Therapeutics Corp. (NASDAQ: SLXN) (“Silexion Therapeutics” or the “Company”), a clinical-stage biotech developing RNA interference (RNAi) therapies for KRAS-driven cancers, today announced the pricing of a public offering of an aggregate of 3,703,703 of the Company’s ordinary shares (or ordinary share equivalents) and warrants to purchase up to 3,703,703 ordinary shares at a combined public offering price of $1.35 per share (or per ordinary share equivalent) and accompanying warrant. The warrants will have an exercise price of $1.35 per share, will be exercisable immediately upon issuance and will expire five years from the date of issuance. The closing of the offering is expected to occur on or about January 17, 2025, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds from the offering, before deducting the placement agent's fees and other offering expenses, are expected to be approximately $5.0 million.  The Company intends to use the net proceeds from this offering to advance the Company’s pre-clinical studies, and for general corporate purposes.

The securities described above are being offered pursuant to a registration statement on Form S-1 (File No. 333-282932), which was declared effective by the Securities and Exchange Commission (the “SEC”) on January 15, 2025. The offering is being made only by means of a prospectus forming part of the effective registration statement relating to the offering. A preliminary prospectus relating to the offering has been filed with the SEC. Electronic copies of the final prospectus, when available, may be obtained on the SEC’s website at http://www.sec.gov and may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Silexion Therapeutics

Silexion Therapeutics is a pioneering clinical-stage, oncology-focused biotechnology company developing innovative RNA interference (RNAi) therapies to treat solid tumors driven by KRAS mutations, the most common oncogenic driver in human cancers. The company's first-generation product, LODER™, has shown promising results in a Phase 2 trial for non-resectable pancreatic cancer. Silexion is also advancing its next-generation siRNA candidate, SIL-204, designed to target a broader range of KRAS mutations and showing significant potential in preclinical studies. The company remains committed to pushing the boundaries of therapeutic innovation in oncology, with a focus on improving outcomes for patients with difficult-to-treat cancers. For more information please visit: https://silexion.com

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this communication, including statements regarding the completion of the offering, the satisfaction of customary closing conditions related to the offering and the intended use of net proceeds from the offering. These forward-looking statements are generally identified by terminology such as "may", "should", "could", "might", "plan", "possible", "project", "strive", "budget", "forecast", "expect", "intend", "will", "estimate", "anticipate", "believe", "predict", "potential" or "continue", or the negatives of these terms or variations of them or similar terminology. Forward-looking statements involve a number of risks, uncertainties, and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to: (i) Silexion’s ability to successfully complete preclinical studies and initiate clinical trials; (ii) Silexion’s strategy, future operations, financial position, projected costs, prospects, and plans; (iii) the impact of the regulatory environment and compliance complexities; (iv) expectations regarding future partnerships or other relationships with third parties; (v) Silexion’s future capital requirements and sources and uses of cash, including its ability to obtain additional capital; and (vi) other risks and uncertainties set forth in the documents filed or to be filed with the SEC by the company, including the proxy statement/prospectus filed with the SEC on July 17, 2024. Silexion cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date they are made. Silexion undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs, except as otherwise required by law.

Company Contact:

Silexion Therapeutics Corp
Ms. Mirit Horenshtein Hadar, CFO
mirit@silexion.com

Capital Markets & IR Contact:

ARX | Capital Markets Advisors
North American Equities Desk
silexion@arxadvisory.com